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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                          DATE OF REPORT: JUNE 12, 2000
                        (Date of earliest event reported)




                              ELTRAX SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)




MINNESOTA                   COMMISSION FILE NO. 0-22190        41-1484525
(State of incorporation)                                 (IRS Employer I.D. No.)



                              400 GALLERIA PARKWAY
                                    SUITE 300
                                ATLANTA, GA 30339
                    (Address of principal executive offices)



                                 (770) 612-3500
              (Registrant's telephone number, including area code)



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ITEM 5.      OTHER EVENTS.

         On June 12, 2000, Eltrax Systems, Inc. ("Eltrax"), Solemn Acquisition Corporation, a wholly-owned subsidiary of Eltrax ("Solemn"), and Cereus Technology Partners, Inc. ("Cereus"), entered into an Agreement and Plan of Merger (the "Merger Agreement") under which they have agreed to the merger of Solemn with and into Cereus. Cereus will continue to operate as a subsidiary of Eltrax.

         Under the Merger Agreement, Eltrax will issue 1.667 shares of its common stock for each outstanding share of Cereus's common stock, but the exchange ratio may be decreased if Eltrax sells any part of its hospitality services business before the proposed merger. The merger has been approved by the boards of directors of Eltrax, Solemn and Cereus, is structured to be tax-free to both companies' stockholders and will be accounted for by the purchase method of accounting. Cereus will invest up to $5 million in Eltrax in the form of convertible subordinated note before the closing. As part of the transaction, Cereus will provide interim management services to Eltrax before the merger. The closing is conditioned on Cereus having not less than $15 million in unencumbered cash or cash equivalents at closing and on Cereus and Eltrax raising an additional $20 million in cash, either individually or together, through the sale of additional equity or subordinated convertible debt, and/or the sale of some or all of Eltrax's hospitality services business. The transaction is subject to approval by the shareholders of both companies and other customary conditions and regulatory approvals.

         Steven A. Odom, Cereus's Chief Executive Officer, James M. Logsdon, Cereus's President and Chief Operating Officer, and Juliet M. Reising, Cereus's Chief Financial Officer, will hold the same positions with the combined company. William O'Reilly, Eltrax's Chairman and Chief Executive Officer, will become Chairman of the nine-member board of the combined company made up of Odom, Logsdon, Reising, Amy Newmark, Max Bobbitt, Gary Heck and Joseph Wright (all current Cereus board members), as well as O'Reilly and Stephen Raville (both current Eltrax board members).

         On June 12, 2000 each of the directors of Eltrax (each, an "Eltrax Stockholder") entered into a proxy agreement with Cereus under which each Eltrax Stockholder has granted to Cereus a proxy to vote all of his or her shares of Eltrax common stock in favor of the approval of the Merger Agreement and the proposed merger, and each of the directors of Cereus (each, a "Cereus Stockholder") entered into a proxy agreement with Eltrax under which each Cereus Stockholder granted Eltrax a proxy to vote his or her shares of Cereus common stock in favor of the approval of the Merger Agreement and the proposed merger.

         The description of the proposed merger and related transactions described in this report does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and its exhibits, which is filed as Exhibit 2.1 to this report.




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ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS




Exhibit                                                                                 Filed
Number        Description                                                             Herewith
------        -----------                                                             --------

2.1           Agreement and Plan of Merger dated as of June 12, 2000, by and              X
              among Eltrax Systems, Inc., Solemn Acquisition Corporation and
              Cereus Technology Partners, Inc.









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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ELTRAX SYSTEMS, INC.,
                                             a Minnesota corporation


Date:  June 16, 2000                  By:  /s/ William A. Fielder, III
                                           -------------------------------------
                                      Its: Chief Financial Officer and Secretary
                                           -------------------------------------






















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EXHIBIT INDEX




Exhibit                                                                                             Filed
Number             Description                                                                    Herewith
------             -----------                                                                    --------

2.1                Agreement  and Plan of Merger dated as of June 12, 2000, by and among              X
                   Eltrax  Systems,  Inc.,  Solemn  Acquisition  Corporation  and Cereus
                   Technology Partners, Inc.































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